Exhibit 99.01

News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Cris Paden	Helyn Corcos
Symantec Corporation	Symantec Corporation
650-527-5526	650-527-5523
cpaden@symantec.com	hcorcos@symantec.com

SYMANTEC REPORTS PRELIMINARY FISCAL FOURTH QUARTER 2012 RESULTS

MOUNTAIN VIEW, Calif. – April 24, 2012 – Symantec Corp. (Nasdaq: SYMC) today announced preliminary financial results for the fiscal fourth quarter, ended March 30, 2012. Symantec will release actual results for the fiscal fourth quarter after the market closes on May 2, 2012.

The company anticipates GAAP revenue for its fiscal fourth quarter of approximately $1.68 billion compared to prior guidance of $1.72 billion to $1.73 billion and compared to $1.67 billion in the year ago period.

The company also anticipates GAAP diluted earnings per share of approximately $0.78, including the one-time impact from the sale of our share of the Huawei-Symantec joint venture, as compared to the previous forecast of $0.23 to $0.24 per share and compared to $0.22 per share in the year ago period. The company also anticipates non-GAAP diluted earnings per share of approximately $0.38 as compared to the previous forecast of $0.41 to $0.42 per share and compared to $0.38 per share in the year ago period. For a reconciliation of GAAP to non-GAAP results, please refer to the attached reconciliations.

GAAP deferred revenue is expected to be approximately $3.97 billion as compared to the prior guidance of $3.915 billion to $3.935 billion and compared to $3.82 billion in the year ago period, up 4 percent year-over-year and up 5 percent after adjusting for currency. Cash flow from operations is expected to be approximately $685 million.

“A greater percentage of enterprise subscription contracts resulted in higher deferred revenue than expected,” said Enrique Salem, Symantec president and chief executive officer. “We experienced weaker than expected license performance due to fewer license rich storage and server management deals in the quarter compared to the year ago period.”

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SYMANTEC REPORTS PRELIMINARY FISCAL FOURTH QUARTER 2012 RESULTS

Conference Call

Symantec has scheduled a conference call and simultaneous webcast for 9:00 a.m. ET/6:00 a.m. PT today to discuss the preliminary results for fiscal fourth quarter, ended March 30, 2012. To participate in the call, interested parties may call US and Canada toll free 866-500-0030 or 719-325-3245, passcode 2974971. Participants should dial in 10 minutes prior to the scheduled start of the call. The webcast will be available on the Internet at http://www.symantec.com/invest/index.html. Please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

Additionally, Symantec will webcast its quarterly earnings conference call on Wednesday, May 2, 2012 at 5 p.m. ET/2 p.m. PT to discuss the actual results of its fiscal fourth quarter and fiscal year 2012. Investors will have the opportunity to listen to the conference call and the replay over the Internet through Symantec’s investor relations’ Web site listed above.

SYMANTEC REPORTS PRELIMINARY FISCAL FOURTH QUARTER 2012 RESULTS

About Symantec

Symantec is a global leader in providing security, storage and systems management solutions to help consumers and organizations secure and manage their information-driven world. Our software and services protect against more risks at more points, more completely and efficiently, enabling confidence wherever information is used or stored. More information is available at www.symantec.com.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in US dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to our preliminary financial results for the fourth quarter of fiscal 2012. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended April 1, 2011. We assume no obligation to update any forward-looking information contained in this press release.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this release and which can be found, along with other financial information, on the investor relations page of our Web site at www.symantec.com/invest/center.html.

SYMANTEC CORPORATION

Preliminary Fiscal Fourth Quarter 2012 Results

(In billions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures in Appendix A.

	Three Months Ended March 30, 2012
	Prior	Preliminary
Revenue	Guidance	Result
GAAP revenue	$1.72 - $1.73	$1.68

	Three Months Ended March 30, 2012
	Prior	Preliminary
Earnings per share reconciliation	Guidance	Result
GAAP diluted earnings per share	$0.23 - $0.24	$0.78
Add back:
Stock-based compensation	$0.04	$0.04
Amortization of intangible assets	$0.09	$0.10
Gain on sale of joint venture	—	($0.56)
Other adjustments, net of tax (2)	$0.05	$0.02

Non-GAAP diluted earnings per share	$0.41 - $0.42	$0.38

	Three Months Ended March 30, 2012
Deferred revenue	Prior Guidance	Prior Guidance Y/Y Growth Growth Rate	Preliminary Result	Y/Y Growth Actual	Y/Y Growth in Constant Currency (1)
GAAP deferred revenue	$3.915 - 3.935	2.5% - 3.0%	$3.97	4%	5%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	Other adjustments, net of tax, include restructuring and transition, non-cash interest expense, impairment of intangible assets, settlements of litigation, acquisition/divestiture related expenses and release of pre-acquisition tax contingencies.

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SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

The non-GAAP financial measures included in the table adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets and acquired product rights, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring, transition and transformation activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services and excess facilities. Each restructuring and transformation activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Impairment of intangible assets: During the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011, we recorded impairment losses of $4 million and $27 million, respectively, resulting from lower than expected future cash flows of non-core brand names. This impairment loss was primarily due to an increased focus on using the Symantec and Norton brands rather than non-core brands in go-to-market efforts. We do not believe that these charges are indicative of future operating results. We believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We announced our divestiture of our joint venture with Huawei during the third quarter of fiscal 2012. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Settlements of litigation: From time to time we are party to legal settlements. We exclude the impact of these settlements because we do not consider these settlements to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changes the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Gain on sale of joint venture: On March 30, 2012, we sold our 49% ownership interest in the joint venture to Huawei for $530 million in cash (less costs associated with the sale of the joint venture of $4 million). The Company’s management excludes this gain when evaluating its ongoing performance and therefore has excluded this gain when presenting non-GAAP financial measures.

Release of pre-acquisition tax contingencies: On December 2, 2009, we received a Revenue Agent’s Report from the IRS for the Veritas 2002 through 2005 tax years assessing additional taxes due. We have contested $80 million of tax assessed and all penalties. As a result of negotiations with the IRS Appeals in the December 2011 quarter, we have remeasured certain tax accruals related to this matter. Accordingly, we realized a benefit to GAAP net income of $52 million and a non-GAAP benefit of $10.5 million. The non-GAAP benefit was due to the reversal of accrued interest attributed to the Veritas tax assessment that was recorded to our income statement during post-acquisition periods. Accordingly, the amount of these accruals has not been excluded from Symantec’s non-GAAP results.

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